certification [Exhibit 99.906CERT]

Ian Martin, President and Principal Executive Officer, and Zachary P. Richmond, Treasurer and Principal Financial Officer of North Square Evanston Multi-Alpha Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Treasurer and Principal Financial Officer
North Square Evanston Multi-Alpha Fund	North Square Evanston Multi-Alpha Fund

/s/ Ian Martin	/s/ Zachary P. Richmond
Ian Martin	Zachary P. Richmond

Date:	12/07/2025	Date:	12/07/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.